Exhibit (a)(1)(v)

NOTICE OF GUARANTEED DELIVERY

TO TENDER FOR CASH

AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES

OF

TIGENIX NV

BY

TAKEDA PHARMACEUTICAL COMPANY LIMITED

PURSUANT TO THE U.S. OFFER TO PURCHASE

DATED APRIL 30, 2018

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M.,

NEW YORK CITY TIME, ON MAY 31, 2018, UNLESS THE U.S. OFFER IS EXTENDED.

Delivery of documents to the U.S. ADS Tender Agent may be made as follows:

Computershare Inc.

By registered, certified or express mail:	By overnight courier:
Computershare Inc. TiGenix ADR Offer P.O. Box 43011 Providence, RI 02940-3011 United States of America	Computershare Inc. TiGenix ADR Offer 250 Royall Street, Suite V Canton, MA 02021 United States of America

email address: canoticeofguarantee@computershare.com

Delivery of this Notice of Guaranteed Delivery to an address, or email address, other than as set forth for the U.S. ADS Tender Agent above will not constitute a valid delivery to the U.S. ADS Tender Agent. Do NOT send any documents to TiGenix, Takeda or Georgeson LLC (the “U.S. Information Agent”). Do not send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided thereof below.

This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed delivery pertains only to holders of ADSs and ADSs represented by ADRs, wherever located.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer (the “U.S. Offer”) by Takeda Pharmaceutical Company Limited, a company organized under the laws of Japan, (“Takeda”) to purchase:

1.

up to 100% of the publicly-held ordinary shares (such shares collectively, the “Ordinary Shares” and each an “Ordinary Share”) of TiGenix NV, a limited liability company (naamloze vennootschap / société anonyme) incorporated and existing under the laws of Belgium (“TiGenix”), which amount shall be deemed to include such additional Ordinary Shares as may be issued from time to time as a result of the exercise of Warrants (as defined below), but to exclude any Ordinary Shares that are owned by Takeda and its affiliates and Ordinary Shares as are represented by American Depositary Shares (such shares collectively, “ADSs” and each an “ADS”), that are held by U.S. holders (as that term is defined under instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the U.S. Securities Exchange Act of 1934, as amended) (the “Exchange Act”) (such holders collectively, “U.S. Holders” and each a “U.S. Holder”), and

2.	up to 100% of the ADSs, with each ADS representing 20 Ordinary Shares, from all holders, wherever located, excluding ADSs owned by Takeda and its affiliates,

at a purchase price of €1.78 for each Ordinary Share (the “Price Per Ordinary Share”) and €35.60 for each ADS (the “Price Per ADS” and, together with the Price Per Ordinary Share, the “Offer Price”), in each case, in cash, without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated April 30, 2018 (the “U.S. Offer to Purchase”), and in the related Share Acceptance Letter, the related ADS Letter of Transmittal and the related Share Withdrawal Letter, as applicable. The Price Per Ordinary Share will be payable in Euros, while the Price Per ADS will be payable in U.S. dollars in the manner described in Section 2 – “Acceptance for Payment and Payment for Ordinary Shares and ADSs” of the U.S. Offer to Purchase.

All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

Please deliver this Notice of Guaranteed Delivery to Computershare Inc. (the “U.S. ADS Tender Agent”) at one of the addresses set forth above prior to 10:00 a.m., New York City time, on May 31, 2018 (the “Initial Expiration Date”) if:

1.	ADRs evidencing ADSs are not immediately available;

2.	the procedure for book-entry tender cannot be completed prior to 10:00 a.m., New York City time, on the Initial Expiration Date, unless extended by Takeda; or

3.	time will not permit all required documents to reach the U.S. ADS Tender Agent before 10:00 a.m., New York City time, on the Initial Expiration Date, unless extended by Takeda.

This Notice of Guaranteed Delivery may be delivered by mail, email or by overnight courier to the U.S. ADS Tender Agent. Signatures hereto must be guaranteed by a member firm of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”).

Takeda and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the U.S. Information Agent at:

Georgeson LLC

1290 Avenue of Americas, 9th Floor

New York, NY 10104

E-mail: TIG-offer@georgeson.com

U.S. Toll Free Number for Holders of Securities: +1 (866) 391-6921

Ladies and Gentlemen:

The undersigned hereby tenders to Takeda, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the ADS Letter of Transmittal accompanying the U.S. Offer to Purchase, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase (see Section 3 – “Procedures for Accepting the U.S. Offer and Tendering Shares and/or ADSs – Guaranteed Delivery”). Participants should notify Computershare prior to covering through the submission of a physical security directly to Computershare based on a guaranteed delivery that was submitted via the ATOP platform of the Depositary Trust Company (“DTC”).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

***

BOX 1
NOTICE OF GUARANTEED DELIVERY

Please provide the following information:

Name(s) of Record Holder(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Address(es) (including zip code):

Area Code and Telephone Number(s):

Signature(s):

Dated: , 2018

☐ Check if the ADSs that will be tendered are held on the books of American Stock Transfer and provide:

Name of Tendering Institution:

Area Code and Telephone Number:

Account No.:

Transaction Code No.:

Signatures:

Dated: , 2018

*   Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of American Stock Transfer, exactly as appear on the books of American Stock Transfer.

**   Unless otherwise indicated, and subject to the terms and conditions of the U.S. Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2
SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of American Stock Transfer exactly as such name(s) appear on the books of American Stock Transfer.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):

Capacity (please type or print):

Address(es) (please type or print):

Signatures:

Dated: , 2018

BOX 3
GUARANTEE (Not to be used for signature guarantee for an ADS Letter of Transmittal.)

The undersigned, a member firm in good standing of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”), hereby guarantees to deliver within two (2) NASDAQ Global Select Market (the “NASDAQ”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than two (2) NASDAQ trading days following the Initial Expiration Date) to the U.S. ADS Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the U.S. ADS Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated: , 2018

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA EMAIL, OTHER THAN AS SET FORTH FOR THE U.S. ADS TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. ADS TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO TAKEDA, TIGENIX OR THE U.S. INFORMATION AGENT.

DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.